                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                           STATE OR JURISDICTION
NAME                                                          OF INCORPORATION
----                                                       ---------------------
Educorp Multimedia, Inc.....................................      Delaware

Educorp Direct, Inc.(1).....................................      California
(formerly named "CD-Soft Acquisition
Corporation" and "CD-Soft Source Corporation")

HighText Interactive, Inc.(1)...............................      California
(formerly named "CD-Soft Press Corporation")

EuroEastern Investment Corporation (inactive)...............      Delaware

---------------

(1) Wholly owned by Educorp Multimedia, Inc.